Exhibit 10.3

EXCHANGE AGREEMENT

by and among

KWAN YAN MING,

an individual,

L’ARC DE TRIOMPHE LIMITED,

an Isle of Man corporation,

WYNN RESORTS, LIMITED,

a Nevada corporation

and

WYNN RESORTS INTERNATIONAL, LTD.,

an Isle of Man corporation

dated as of September 1, 2004

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT dated this 1st day of September, 2004 is entered into by and among KWAN YAN MING (“KYM”), an individual who is a citizen and resident of the Macau Special Administrative Region of the People’s Republic of China (“MSAR”), L’ARC DE TRIOMPHE LIMITED, an Isle of Man corporation (“AT”), WYNN RESORTS INTERNATIONAL, LTD., an Isle of Man corporation (“WRIL”) and WYNN RESORTS, LIMITED, a Nevada corporation (“WRL”).

R E C I T A L S:

WHEREAS, AT legally and beneficially owns Thirty-Nine (39) Ordinary “A” Shares, One United Kingdom Pound Sterling (£1.00) par value per share, of Wynn Resorts (Macau) Holdings, Ltd., an Isle of Man corporation (“WRMHL”), represented by WRMHL Share Certificate No. 7, which shares in the aggregate constitute, as of the date hereof, Three and Nine-Tenths of One Percent (3.9%) of the issued and outstanding capital and equity interests in WRMHL and Two and Four-Tenths of One Percent (2.4%) of the issued and outstanding voting power of WRMHL (the “WRMHL Shares”); and

WHEREAS, KYM legally and beneficially owns One Hundred Percent (100%) of all shares and other equity interests in AT (the “AT Shares”); and

WHEREAS, KYM and AT wish to have AT transfer to WRIL all of the WRMHL Shares in exchange for the issuance to, and in the name of, AT One Hundred and Forty-One Thousand Six Hundred Sixty-Seven (141,667) shares of the Common Stock, One United States Cent (US$.01) par value per share (the “WRL Shares”) of WRL, in accordance with, and subject to, the terms and conditions of this Agreement; and

WHEREAS, WRL is willing to issue to Wynn Group Asia, Inc., a Nevada corporation (“WGAI”), the WRL Shares, and immediately thereafter WGAI is willing to transfer such shares to WRIL for the purpose of, immediately thereafter, WRIL transferring such shares to AT in exchange for the transfer by AT to WRIL of all of the WRMHL Shares, in accordance with, and subject to the terms and conditions of, this Agreement, which exchange will be completed after the Shelf Registration Statement required to be filed pursuant to the Registration Rights Agreement shall have been declared effective by the SEC;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

1. DEFINITIONS. In addition to definitions contained in the preamble and recitals to this Agreement, unless otherwise expressly provided herein, the following terms used in this Agreement have the following meanings:

“Affiliate” of a Person means any Person that, directly or indirectly, through one (1) or more intermediaries, owns, is owned by, or is under common ownership with such first Person, to the extent of more than Twenty Percent (20%) of (a) the beneficial interests of such Person, or (b) the voting power of such Person. For the purpose of determining ownership of any Person other than an individual, an individual shall be considered as owning any voting securities or other beneficial interests owned by members of such individual’s parents, spouse, lineal descendants, and siblings, if any (including, without limitation, any individual related by or through legal adoption), or a trust for the exclusive benefit of any of the foregoing.

“Agreement” means this Exchange Agreement dated this 1st day of September, 2004, by and among KYM, AT, WRL and WRIL.

“Closing” has the meaning ascribed to that term in Section 5(a).

“Closing Conditions” has the meaning ascribed to that term in Section 5(a).

“Effective Date” means the date first set forth above.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means all reports and other materials required to be filed under the Exchange Act.

“Governmental Entity” means any (a) court, arbitral tribunal, administrative agency, or commission, (b) nation, state, country, city, town, village, district, or other jurisdiction of any nature, (c) federal, state, local, municipal, foreign, or other government, or (d) other governmental or other regulatory authority or agency.

“HKSAR” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Information” has the meaning ascribed to that term in Section 10(b).

“MSAR” means the Macau Special Administrative Region of the People’s Republic of China.

“MSAR Government” means the government of the MSAR, including all MSAR executive bodies and the MSAR legislative council.

“Notice” has the meaning ascribed to that term in Section 10(a).

“Parties” means all of WRL, WRIL, KYM, and AT.

“Party” means any one (1) of the Parties.

“Person” means any individual, partnership, association, corporation, company, trust, Governmental Entity, or other entity having separate legal personality.

“Registration Rights Agreement” means the Registration Rights Agreement entered into by and between AT and WRL, attached hereto as Exhibit A.

“Restricted Period” has the meaning ascribed to that term in Section 7(o).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Stockholder Questionnaire” has the meaning ascribed to that term in the Registration Rights Agreement.

“Shelf Registration Statement” means the “shelf” registration statement for the WRL Shares annexed to the Registration Rights Agreement, in the form declared effective by the SEC.

“United Kingdom Pounds Sterling” and “£” means units of the lawful currency of the United Kingdom and the Isle of Man.

“United States” has the meaning ascribed to that term in Rule 902 of Regulation S under the Securities Act.

“United States Dollars” and “US$” means units of the lawful currency of the United States of America.

“U.S. Person” has the meaning ascribed to that term in Section 902 of Regulation S under the Securities Act.

“WRIL” means Wynn Resorts International, Ltd., a corporation organized under the laws of the Isle of Man.

“WRMHL Capital Call Obligations” means any and all obligations of AT to contribute further capital to WRMHL pursuant to a Notice of Capital Call, dated February 4, 2004, and issued by WRMHL to WRIL, S.H.W. & Co. Limited, SKKG Limited, AT and Classic Wave Limited, as amended, which obligations will be assumed by WRIL pursuant to this Agreement.

“WRMHL Shareholders’ Agreement” means the Share Subscription and Shareholders’ Agreement by and among S.H.W. & Co. Limited, SKKG Limited, AT, Classic Wave Limited, Yany Kwan Yan Chi, Li Tai Foon, KYM, Wong Chi Seng, WRIL, and WRMHL dated as of October 15, 2002.

“WRML” means Wynn Resorts (Macau), Limited, a corporation organized under the laws of the HKSAR.

2. EXCHANGE OF SHARES. The Parties hereby agree to exchange the WRMHL Shares for the WRL Shares in accordance with, and subject to the terms and conditions of, this Agreement. After such exchange (a) AT shall directly, legally, and beneficially own all of the WRL Shares, and (b) WRIL shall directly, legally, and beneficially own all Thirty-Nine (39) of the WRMHL Shares.

3. WRMHL SHARES. On or before the Closing, AT shall deliver to WRIL (a) a signed transfer form in respect of the WRMHL Shares, which shall constitute a delivery of the WRMHL Shares and WRMHL Share Certificate No. 7, and (b) all other executed documents reasonably determined by WRIL to be necessary for completing the transfer to WRIL of all of the WRMHL Shares. Upon Closing, WRIL shall assume all liabilities and obligations of AT in respect of the WRMHL Capital Call Contributions, and undertake to make payment of the same as and when due. After the transfer of the WRMHL Shares to WRIL pursuant to this Agreement, WRIL will be the sole registered and beneficial owner of the WRMHL Shares. KYM and AT acknowledge that, after such transfer and subject to the WRMHL Capital Call Obligations, WRIL may (i) continue to hold the WRMHL Shares, (ii) directly or indirectly transfer the WRMHL Shares to one (1) or more of its Affiliates, (iii) take action to liquidate and dissolve WRMHL, or (iv) take any other action in accordance with applicable law as WRIL, in its sole and absolute discretion, may wish in connection with WRMHL or the WRMHL Shares.

4. WRL SHARES.

(a) Delivery of WRL Shares. On or before the Closing, WRIL shall deliver to AT (i) a share certificate representing the WRL Shares, issued in the name of AT, and (ii) all other executed documents reasonably determined by WRIL to be necessary for completing the transfer to AT of the WRL Shares. After the issuance of the WRL Shares to AT pursuant to this Agreement, AT will be the sole registered and beneficial owner of the WRL Shares.

(b) Registration Rights Agreement. Simultaneously with the execution of this Agreement, AT and WRL have signed and delivered to each other the Registration Rights Agreement.

(c) Registration of WRL Shares. The WRL Shares shall be registered on the terms, and subject to the conditions, set forth in the Registration Rights Agreement.

5. CLOSING.

(a) Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in Hong Kong, as promptly as practicable, and in any case, within fourteen (14) days after all of the conditions to closing set forth in Section 5(b) (collectively, the “Closing Conditions”), save for those to be performed at the Closing, have been fulfilled or waived by Notice from the relevant Party, provided, however, that (i) if Closing occurs at any time between September 12, 2004 and September 24, 2004, Hong Kong time, Closing shall take place at such time and place as may be mutually agreed among the Parties and (ii) if Closing occurs at any time after September 24, 2004, Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in Hong Kong. Notice of the date and time of the Closing shall be given by WRIL to each of KYM and AT, as promptly as practicable, but in any event no later than 14 days prior to the Closing, unless otherwise agreed, provided, however, that if Closing takes place at any time prior to September 12, 2004, Notice of Closing may be given by WRIL to each of KYM and AT at least 1 business day in Hong Kong prior to Closing.

(b) Closing Conditions.

(i) Conditions to the Obligations of Each Party to Effect the Closing. The respective obligations of each Party to effect the Closing are subject to the conditions that, at the time of the Closing: (A) no law, rule, or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Closing, and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Closing; and (B) the MSAR Government shall have acknowledged in writing that it has reviewed the terms of this Agreement and authorizes its contents and all transactions contemplated herein.

(ii) Conditions to the Obligations of WRIL and WRL to Effect the Closing. The obligations of WRIL and WRL to effect the Closing are subject to the fulfillment of each of the following conditions precedent to the satisfaction of WRIL or WRL, as the case may be, in its reasonable discretion, or the waiver thereof by Notice from WRL or WRIL, as applicable, to KYM and AT, on or before the Closing (or, if such condition is required to be fulfilled before the Closing, on or before the date such condition is required to be fulfilled):

(A) AT shall have delivered to WRIL (I) a signed transfer form in respect of the WRMHL Shares, which shall constitute a delivery of the WRMHL Shares and WRMHL Share Certificate No. 7, and (II) all other executed documents reasonably determined by WRIL to be necessary for completing the transfer to WRIL of the WRMHL Shares;

(B) AT shall have executed all Resolutions of the Shareholders of WRMHL from the commencement of its existence through the Closing;

(C) The WRMHL Shareholders’ Agreement shall have been terminated with respect to AT, effective as of the Closing, and AT and KYM shall have delivered to WRIL and WRMHL a signed letter of release and discharge in the form attached hereto as Exhibit B;

(D) The representations and warranties set forth in Article 7 shall be true and correct on the Effective Date (or, if made as of a specified date, as of such date) and as of the Closing (or, if made as of a specified date, as of such date) and KYM and AT shall have so certified to WRIL at the Closing;

(E) AT shall have delivered to WRIL certified copies of the Resolutions of the Board of Directors and Shareholders of AT evidencing the legal right, power, and authority of AT to enter into, execute, and deliver this Agreement and each other document contemplated by this Agreement and to consummate the transactions contemplated by this Agreement;

(F) On or before the Effective Date, each of KYM and AT shall have delivered to WRIL the signed original Declaration attached to the WRMHL Shareholders’ Agreement, dated as of October 15, 2002;

(G) AT shall have signed and delivered to WRL the Registration Rights Agreement; and

(H) All of the covenants and obligations that KYM and AT are required to perform or comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

(iii) Conditions to the Obligations of KYM and AT to Effect the Closing. The obligations of KYM and AT to effect the Closing are subject to the fulfillment of each of the following conditions precedent to the satisfaction of KYM and AT, in their reasonable discretion, or the waiver thereof by Notice from each of KYM and AT, on the one hand, to WRL and WRIL, on the other hand, on or before the Closing:

(A) WRIL shall have delivered to KYM a share certificate representing the WRL Shares;

(B) The representations and warranties set forth in Article 6 shall be true and correct on the Effective Date (or, if made as of a specified date, as of such date) and as of the Closing (or, if made as of a specified date, as of such date) and each of WRL and WRIL shall have so certified to KYM and AT at the Closing;

(C) WRIL shall have delivered to KYM and AT certified copies of the resolutions of WRIL’s shareholders and Board of Directors and WRL shall have delivered to KYM and AT certified copies of the resolutions of WRL’s Board of Directors, in each case evidencing the legal right, power, and authority of WRIL or WRL, as the case may be, to enter into, execute, and deliver this Agreement and such other documents contemplated by this Agreement and to consummate the transactions contemplated by this Agreement;

(D) WRL shall have signed and delivered to AT the Registration Rights Agreement;

(E) The Shelf Registration Statement required to be filed pursuant to the Registration Rights Agreement shall have been declared effective by the SEC;

(F) The WRMHL Shareholders’ Agreement shall have been terminated with respect to WRIL and WRMHL, effective as of the Closing, and WRIL and WRMHL shall have delivered to AT and KYM a signed letter of release and discharge in the form attached hereto as Exhibit B; and

(G) All of the covenants and obligations that WRL and WRIL are required to perform or comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

(c) Failure of Closing to Occur. In the event that (i) KYM or AT shall breach any of the terms or conditions of this Agreement, (ii) WRL or WRIL shall breach any of the terms or conditions of this Agreement, or (iii) the Closing shall not have occurred on or before November 28, 2004, WRL and WRIL (in the case of (i) or (iii)) and each of KYM and AT (in the case of (ii) or (iii) shall have the ability to exercise any or all of the following rights, in their sole and absolute discretion:

(A) to terminate this Agreement, in which case all arrangements among the Parties existing before the signing of this Agreement shall remain in effect;

(B) to take any and all action under any or all of this Agreement and the WRMHL Shareholders’ Agreement; and

(C) all other legal or equitable rights or remedies available to it.

6. REPRESENTATIONS AND WARRANTIES OF WRIL AND WRL. Each of WRL and WRIL hereby represents and warrants to KYM and AT that:

(a) Organization and Good Standing of WRL and WRIL. Each of WRIL and WRL (i) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite corporate power to own its properties and to carry on its business as now being conducted and, in the case of WRL, as described in the Exchange Act Reports that have been filed by WRL, and (iii) is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify or be in good standing would not have a material adverse effect on its business, operations, or financial condition.

(b) Power and Authority; Authorization of Agreement. Each of WRL and WRIL has all requisite power and authority, corporate or otherwise, to (i) enter into this Agreement and the other agreements entered or to be entered into by it relating thereto, and (ii) consummate the transactions contemplated by this Agreement and the other agreements entered or to be entered into by it relating thereto. This Agreement (A) has been duly executed by WRIL and WRL, (B) has been delivered to KYM and AT by WRIL and WRL, (C) has been effectively authorized by all necessary action, corporate or otherwise, of WRIL and WRL, and (D) constitutes a legal, valid, and binding obligation of WRIL and WRL in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(c) WRL Shares. After the Closing, AT will own all of the WRL Shares free and clear of all security interests, liens, claims, or encumbrances.

(d) No Breach of Other Instruments. None of the execution, delivery, or performance of this Agreement or any of the transactions contemplated hereby or the fulfillment by WRIL and WRL of each of the terms and conditions hereof shall violate or conflict with, result in a breach of any of the terms or conditions of, constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, result in the forfeiture of any right of WRL or WRIL under, or create any lien, security interest, charge, or encumbrance on any of the properties of WRL or WRIL pursuant to any material agreement, indenture, mortgage, bond, deed of trust, promissory note, lease, franchise, permit, license, registration, qualification, or other obligation or instrument to which WRL or WRIL is a party or by which WRL or WRIL or any of its properties or assets is bound or affected, pursuant to the terms, conditions, and provisions of (i) any such agreement or instrument, (ii) any law, rule, or regulation applicable to WRL or WRIL, (iii) any order, writ, injunction, decree, or judgment of any court, governmental body, or arbitrator by which WRL or WRIL is bound, or (iv) the Memorandum and Articles of Association or other governing documents of WRL or WRIL.

(e) Brokers or Finders. No agent, broker, investment banker, financial advisor, or other unaffiliated firm or Person will be entitled to any brokers’ or finders’ fee or any other commission or similar fee in connection with the Closing.

(f) Consents. No consent, approval, authorization, or order of any court, governmental agency or body, or arbitrator having jurisdiction over WRL or WRIL, or any subsidiary or Affiliate thereof, is required for the execution by WRL or WRIL of this Agreement and the other agreements to be delivered in connection herewith and the performance by WRL or WRIL of their respective obligations under this Agreement and all other agreements entered into by WRL or WRIL relating hereto, including, without limitation, the issuance and sale of the WRL Shares, except for those that have already been obtained or the failure of which to be obtained would not have a material adverse effect on the ability of WRL or WRIL to perform their respective obligations under such agreements.

(g) The WRL Shares. The WRL Shares, when issued in accordance with the terms of this Agreement:

(i) will be free and clear of any security interests, liens, claims, or other encumbrances, subject only to restrictions upon transfer under the Securities Act and applicable state and foreign securities laws;

(ii) will be duly and validly authorized, fully paid, and nonassessable;

(iii) will not have been issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities or debt or other agreements of WRL; and

(iv) will not subject the holders thereof to personal liability by reason of being holders thereof.

(h) Litigation. There is no pending or, to the best of its knowledge, threatened action, suit, proceeding, or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over WRL or WRIL or any Affiliate thereof that would affect the execution by WRL or WRIL or the performance by WRL or WRIL of their respective obligations under this Agreement or under the other agreements entered or to be entered into by WRL or WRIL relating hereto, except for such as would not have a material adverse effect on the ability of WRL or WRIL, as the case may be, to perform its obligations under such agreements. Except as otherwise disclosed in the Exchange Act Reports that have been filed by WRL, there is no pending or, to the best of WRL’s knowledge, threatened action, suit, proceeding, or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over WRL or any of its Affiliates, which action, suit, proceeding, or investigation, if determined adversely to WRL, could reasonably be expected to have a material adverse effect on the business, operations, or financial condition of WRL.

(i) Reporting Company. WRL is subject to the reporting obligations of Section 13 of the Exchange Act and has a class of shares registered pursuant to Section 12(g) of the Exchange Act. Pursuant to the provisions of the Exchange Act, WRL has timely filed all Exchange Act Reports with the SEC during the preceding twelve months.

(j) Securities Act Compliance; No Material Omissions or Misleading Statements. The Shelf Registration Statement will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Shelf Registration Statement in reliance upon and in conformity with written information furnished to WRL in the Selling Stockholder Questionnaire or through an instrument duly executed by AT or KYM specifically stating that it is for use in the preparation of the Shelf Registration Statement.

(k) Exchange Act Compliance. The documents incorporated by reference in the Shelf Registration Statement, at the time they were or are filed with the SEC, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Shelf Registration Statement, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) No Material Adverse Change. Except as otherwise disclosed in the Exchange Act Reports that have been filed by WRL, since June 30, 2004 there has been no material adverse change in the business, operations, or financial condition of WRL.

(m) No Directed Selling Efforts. None of WRL, WRIL, any of WRL’s Affiliates, or to WRL’s knowledge, any Person acting on behalf of WRL or any of its Affiliates, has conducted any “directed selling efforts” (as that term is defined in Regulation S under the Securities Act) in connection with the offer or sale of the WRL Shares.

(n) No General Solicitation. None of WRL, WRIL, any of WRL’s Affiliates, or to WRL’s knowledge, any Person acting on behalf of WRL or any of its Affiliates, has engaged in any form of “general solicitation or general advertising” (as that term is defined in Regulation D under the Securities Act) in connection with the offer or sale of the WRL Shares.

(o) Correctness of Representations. Each of WRL and WRIL represents that the foregoing representations and warranties are true and correct as of the Effective Date (or, if made as of a specified date, as of such date) in all material respects, and, unless WRL and WRIL otherwise notify the other Parties prior to the Closing, shall be true and correct in all material respects as of the date of Closing (or, if made as of a specified date, as of such date).

7. REPRESENTATIONS AND WARRANTIES OF KYM AND AT. KYM represents that he is currently the holder of (i) an Identity Card of the HKSAR, (ii) a MSAR Identity Card, (iii) a HKSAR Passport and (iv) a Portuguese Passport. Each of KYM and AT hereby jointly and severally represents and warrants to WRL and WRIL that:

(a) Citizenship and Residence. KYM is resident of the HKSAR.

(b) Organization and Good Standing. AT is a corporation duly organized, validly existing, and in good standing under the laws of the Isle of Man. There is no plan of reorganization, plan of liquidation, plan of dissolution, plan of merger, or other plan relating to the organization or existence of AT.

(c) Ownership of AT Shares. KYM legally and beneficially owns all of the AT Shares, free and clear of all security interests, liens, claims, and encumbrances, except as required by this Agreement and the WRMHL Shareholders’ Agreement.

(d) Ownership of WRMHL Shares. AT legally and beneficially owns all of the WRMHL Shares, free and clear of all security interests, liens, claims, and encumbrances, except for the WRMHL Capital Call Obligations and as required by this Agreement and the WRMHL Shareholders’ Agreement. After the Closing, WRL will own all Thirty-Nine (39) of the WRMHL Shares, free and clear of all security interests liens, claims, or encumbrances save as set out above.

(e) No Other Interests. No Person other than KYM and AT has any direct or indirect interest in the WRMHL Shares or the AT Shares and neither AT nor KYM has made any promises or other obligations to any Person regarding any right to or interest in the WRMHL Shares, the AT Shares, or the WRL Shares, save for interests or rights arising pursuant to the WRMHL Shareholders’ Agreement and this Agreement.

(f) Power and Authority; Authorization of Agreement. Each of AT and KYM has all requisite power and authority, corporate or otherwise, to (i) carry on its business as contemplated by this Agreement, (ii) enter into this Agreement, and (iii) consummate the transactions contemplated by this Agreement and the other agreements entered or to be entered into by each of them relating thereto. This Agreement (A) has been duly executed by AT and KYM, (B) has been delivered to WRL by AT and KYM, (C) has been effectively authorized by all necessary action, corporate or otherwise, of AT, and (D) constitutes a legal, valid, and binding obligation of AT and KYM in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(g) Consents. No consent, approval, authorization, or order of any court, governmental agency or body, or arbitrator having jurisdiction over KYM, or AT is required for the execution by KYM or AT of this Agreement and the other agreements to be delivered in connection herewith and the performance by KYM or AT of their respective obligations under this Agreement and all other agreements entered into by KYM or AT relating hereto, including, without limitation, the issuance and sale of the WRL Shares, except for those that have already been obtained or the failure of which to be obtained would not have a material adverse effect on the ability of KYM or AT to perform their respective obligations under such agreements.

(h) Litigation. There is no pending or, to the best of KYM and AT’s knowledge, threatened action, suit, proceeding, or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over KYM, AT, or any of their respective Affiliates that would affect the execution by KYM or AT or the performance by KYM and AT of their respective obligations under this Agreement or under the other agreements entered or to be entered into by KYM or AT relating hereto, except for such as would not have a material adverse effect on the ability of KYM or AT to perform their respective obligations under such agreements. There is no pending or, to the best of KYM and AT’s knowledge, threatened action, suit, proceeding, or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over KYM, AT, or any of their respective Affiliates, which action, suit, proceeding, or investigation, if determined adversely to KYM or AT, could reasonably be expected to have a material adverse effect on the business, operations, or financial condition of KYM or AT.

(i) No Breach of Other Instruments. None of the execution, delivery, or performance of this Agreement or any of the transactions contemplated hereby or the fulfillment by either KYM or AT of each of the terms and conditions hereof shall violate or conflict with, result in a breach of any of the terms or conditions of, constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, result in the forfeiture of any right of either KYM or AT under, or create any lien, security interest, charge, or encumbrance on any of the properties of either KYM or AT pursuant to any material agreement, indenture, mortgage, bond, deed of trust, promissory note, lease, franchise, permit, license, registration, qualification, or other obligation or instrument to which either KYM or AT is a party or by which either KYM or AT or any of the properties or assets of either KYM or AT is bound or affected, pursuant to the terms, conditions, and provisions of (i) any such agreement or instrument, (ii) any law, rule, or regulation applicable to either KYM or AT, (iii) any order, writ, injunction, decree, or judgment of any court, governmental body, or arbitrator by which either KYM or AT is bound, or (iv) the Memorandum and Articles of Association or other governing documents of AT.

(j) Knowledge and Experience. Each of KYM and AT is knowledgeable, sophisticated, and experienced in business and financial matters. KYM and AT are able to afford the complete loss of his or its investment in the WRL Shares.

(k) Questions Regarding Investment in WRL. Each of KYM and AT has been given a full opportunity to ask questions of, and to receive answers from, WRL and its representatives concerning an investment in the WRL Shares, the business of WRL, and such other information as KYM or AT desires in order to evaluate an investment in the WRL Shares, and all such questions have been answered to the full satisfaction of KYM and AT.

(l) Information Regarding WRL. Each of KYM and AT has been furnished with all publicly available information about WRL’s assets, operations, and business activities which KYM or AT has requested and which KYM or AT considers necessary or relevant to enable KYM and AT to make a decision about an investment in the WRL Shares.

(m) Brokers or Finders. No agent, broker, investment banker, financial advisor, or other unaffiliated firm or Person will be entitled to any brokers’ or finders’ fee or any other commission or similar fee in connection with the Closing.

(n) Regulation S. Each of KYM and AT: (i) (A) is domiciled and has his or its principal place of business outside the United States; (B) certifies that he or it is not a U.S. Person and is not acquiring the WRL Shares for the account or benefit of any U.S. Person; and (C) at the time of the invitation to acquire the WRL Shares, the execution of this Agreement, and the Closing, none of he, it, or any Person acting on his or its behalf in connection therewith was located or, in the case of the Closing, will be located, in the United States; (ii) is not a “distributor” (as that term is defined in Regulation S under the Securities Act) or a “dealer” (as that term is defined in the Securities Act); and (iii) has not engaged, has no actual knowledge that any Person has engaged, and will not engage or cause any Person to engage, in any “directed selling efforts” (as that term is defined in Regulation S under the Securities Act) in the United States with respect to the WRL Shares.

(o) Regulation S Acknowledgments. Each of KYM and AT has been advised and acknowledges that (i) the WRL Shares have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States, or the securities laws or regulations of any other jurisdiction in the world; (ii) it is a condition to the availability of the “safe harbor” of Regulation S under the Securities Act that the WRL Shares not be offered or sold in the United States or to a U.S. Person until the expiration of a period of one (1) year following the Closing (the “Restricted Period”); (iii) notwithstanding the foregoing, prior to the expiration of the Restricted Period, the WRL Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person, the WRL Shares are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to a Person other than a U.S. Person; (iv) WRL shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 7(o) and shall transfer such WRL Shares on the books of WRL only to the extent consistent therewith; and (v) WRL shall refuse to register any transfer of the WRL Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act.

(p) Sale of WRL Shares. AT is acquiring the WRL Shares for its own account, for investment only, and not with a view to, or for resale in connection with, the public sale or distribution thereof, except pursuant to, and in connection with the effective Shelf Registration Statement, or pursuant to an available exemption from the registration requirements of the Securities Act.

(q) No General Solicitation; No Offers to Sell. None of KYM, AT, or any Person acting of behalf of KYM or AT has engaged in any form of “general solicitation or general advertising” (as that term is defined in Regulation D under the Securities Act) in connection with the offer or sale of the WRL Shares. None of KYM, AT, or any Person acting on behalf of KYM or AT has offered to sell the WRL Shares (within the meaning of the Securities Act)

prior to the Effective Date, and none of KYM, AT, or any Person acting on behalf of KYM or AT shall offer to sell the WRL Shares (within the meaning of the Securities Act) other than pursuant to the effective Shelf Registration Statement or pursuant to an available exemption from the registration requirements of the Securities Act and other applicable securities laws.

(r) Gaming Laws. Each of KYM and AT is aware of the provisions of Article VII of WRL’s Second Amended and Restated Articles of Incorporation relating to compliance with gaming laws.

(s) Registration of Transfer of WRL Shares. Each of KYM and AT has been advised and acknowledges that (i) any transfer or sale of any WRL Shares in violation of this Agreement or the Registration Rights Agreement shall be null and void ab initio, (ii) WRL may not register, recognize, or give effect to, and may place a stop transfer order against, any such transfer or sale, and (iii) the desired transferee shall not acquire any rights in such WRL Shares for any purpose.

(t) Correctness of Representations. Each of KYM and AT represents and warrants that the foregoing representations and warranties are true and correct as of the Effective Date (or, if made as of a specified date, as of such date) in all material respects, and, unless KYM or AT otherwise notifies WRIL prior to the Closing, shall be true and correct in all material respects as of the date of Closing (or, if made as of a specified date, as of such date).

8. COVENANTS OF KYM AND AT. Each of KYM and AT shall use his or its respective reasonable best efforts to do all things and take all actions necessary to effect the transactions contemplated by this Agreement, both before and after the Closing.

9. COVENANTS OF WRL AND WRIL.

(a) Tax Indemnity. Each of WRL and WRIL shall, jointly and severally, indemnify and hold harmless AT and KYM for any United States Federal income tax (including interest and penalties thereon) actually imposed on AT or KYM solely pursuant to the United States Foreign Investment in Real Property Tax Act of 1980 and the United States Treasury Regulations (including Temporary Regulations) promulgated thereunder, as amended and as in effect at the time of the Closing (“FIRPTA”), net of any offsets, deductions, or credits to which AT and KYM may be entitled, solely in respect of the difference between (i) the closing price of the WRL Shares on the date of the Closing (the “Closing Date”), as customarily ascertained by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) and published in recognized newspapers (such as the Wall Street Journal and Financial Times) or disseminated by recognized quotation services (such as Reuters and Bloomberg), and (ii) the tax basis for United States Federal income tax purposes of the WRL Shares in the hands of AT immediately after the Closing. For the avoidance of doubt, neither WRL nor WRIL shall have any liability or obligation of any nature in respect of United States Federal income tax imposed as a result of any gain accrued on the WRL Shares after the Closing or for any other reason whatsoever, whether pursuant to FIRPTA or otherwise. The sum payable under this Section 9 shall include the net amount necessary to hold AT and KYM harmless on an after-tax basis from all taxes to be paid by or withheld from (and any reduction of refundable credits of) AT or KYM arising from or with respect to such indemnity payment. In the event the United States Internal Revenue Service proposes to assess United States Federal income tax on AT or KYM pursuant to FIRPTA in respect of any gain accrued on the WRMHL Shares during the period preceding the Closing, AT or KYM shall immediately give Notice to WRL or WRIL of such proposed assessment and the details thereof. In the event of such a proposed assessment, either WRL or WRIL, at its sole cost and expense, may assume control of the assessment proceeding to contest such assessment or take any other action WRL or WRIL deems appropriate, in its sole discretion, including without limitation commencing or defending a legal proceeding on behalf of AT or KYM (provided, however, that (A) if any such proceeding shall require prepayment of taxes, WRL or WRIL shall prepay the portion of such taxes attributable to the amount subject to indemnification hereunder and AT or KYM shall prepay the remaining portion of such taxes, and (B) if a Party determines that a United States Tax Court proceeding is preferable, both Parties shall negotiate in good faith to reach an agreement on the proper judicial forum for the applicable proceeding), settling the proposed assessment or actual assessment, paying tax, or otherwise, and using counsel of either WRL’s or WRIL’s choice, in its sole discretion. As and to the extent requested by WRL, KYM and AT shall cooperate fully with WRL, at WRL’s sole expense, in contesting any assessment hereunder. The Parties acknowledge and agree that the exchange of the WRMHL Shares for the WRL Shares pursuant to this Agreement is not intended to constitute a tax-free reorganization or other tax-free exchange under the Internal Revenue Code of 1986, as amended, and the Parties acknowledge that they are not aware of any fact that would cause the exchange hereunder to be treated as a tax-free reorganization or a tax-free exchange for United States Federal income tax purposes. None of AT, KYM, or any Person acting by, through, for, or on behalf of AT, KYM, or any of their respective Affiliates shall (1) file any tax return, report, or other document with the United States Internal Revenue Service or take any position or action of any kind for United States Federal income tax purposes to treat the exchange by AT of the WRMHL Shares for the WRL Shares as an exchange entitled to tax-free non-recognition treatment under the United States Internal Revenue Code of 1986, as amended, or any successor legislation, or (2) take any action the purpose or intent of which is to prejudice the defense of any claim subject to indemnification hereunder or induce any Person to assert a claim subject to indemnification hereunder.

(b) Further Assurances. Each of WRL and WRIL shall use its commercially reasonable efforts to do all things and take all actions necessary to effect the transactions contemplated by this Agreement, both before and after the Closing, including obtaining all MSAR Government approvals.

10. MISCELLANEOUS.

(a) Notices. All notices, demands, and other communications required or permitted under this Agreement (each, a “Notice”) shall be in writing and, at the option of the notifying Person, shall be either (i) personally delivered, (ii) transmitted by certified or registered mail, postage prepaid, return receipt requested, or (iii) sent by reputable international air courier, postage prepaid, to the appropriate Person, as follows:

To AT and KYM:	L’Arc de Triomphe Limited
or Kwan Yan Ming
c/o Hau, Lau, Li & Yeung
Units 1702-7, 17th Floor
Far East Finance Centre
16 Harcourt Road
Admiralty
Hong Kong
Attn: Phyllis Lam

with a copy to:	Kwan Yan Ming
Travessa Padre Narciso
No. 5, RC-B
Edificio Hoi Kong Lau
Macau

To WRL:	Wynn Resorts, Limited
3131 Las Vegas Blvd. So.
Las Vegas, NV 90109
United States of America
Attn: General Counsel

To WRIL:	Wynn Resorts International, Ltd.
3131 Las Vegas Blvd. So.
Las Vegas, NV 89109
United States of America
Attn: General Counsel

in all cases, with a copy to:	Fulbright & Jaworski LLP
The Hong Kong Club Building
Suite 1901
3A Chater Road, Central
Hong Kong
Attn: Albert Theodore Powers

The effective date of any Notice will be deemed to be (A) the date of receipt, if delivered personally, (B) the date seven (7) days after posting, if sent by registered or certified mail, or (C) the date three (3) days after delivery to an international air courier, as the case may be. The address of any Person set forth above may be changed at any time and from time to time by such Person by Notice given pursuant to this Section 10(a).

(b) Confidentiality. Each of the Parties acknowledges that the Parties will make available to one another certain documentation, information, and other matters in connection with this Agreement and their respective businesses (collectively, the “Information”). In consideration of entering into this Agreement and receiving the Information, each of the Parties undertakes and agrees that (except to the extent necessary to comply with the requirements of applicable law, rules, and regulations or the rules and regulations of any stock exchange upon which the securities of any Party or any of its Affiliates are listed), whether or not any such Information is strictly confidential or proprietary not to make any use of the other Parties’ Information for any purpose other than in accordance with this Agreement.

(c) Successors and Permitted Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither KYM nor AT shall be entitled to transfer any of his or its rights or delegate any of his or its obligations under this Agreement without the prior written consent of WRIL, which may be given or withheld in WRIL’s sole discretion.

(d) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed, interpreted, and enforced in accordance with, the internal laws and not the laws pertaining to choice or conflicts of laws, of the State of Nevada of the United States of America. Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts located within the City of Las Vegas or County of Clark, State of Nevada, and any court hearing appeal therefrom, over all suits, actions, or legal proceedings arising out of, based upon, or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”). Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they now have or hereafter may have to any Related Proceeding in such courts, whether on the grounds of venue, residence, or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum. Prior to Closing, (i) KYM shall irrevocably appoint an agent in the HKSAR whose ordinary course of business includes the acceptance of service of process and (ii) AT shall irrevocably appoint an agent in the Isle of Man whose ordinary course of business includes the acceptance of service of process, for service in each case in connection with any legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Modifications, Amendments, and Waivers. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by all of the Parties. No failure by any Party to (i) object to or act upon any breach by any other Party of any provision of this Agreement, (ii) insist upon strict performance of any of the terms or provisions of this Agreement, or (iii) exercise any option, right, or remedy provided for in this Agreement shall operate or be construed (except as expressly provided in this Agreement) as a waiver or as a relinquishment for the future of the same or any other term, provision, option, right, or remedy provided for in this Agreement. The provisions of this Section 10(e) may not be modified, amended, or waived except in accordance with this Section 10(e).

(f) Not for Benefit of Creditors. The provisions of this Agreement are intended only for the regulation of relations among the Parties. This Agreement is not intended for the benefit of non-Party creditors and no rights are granted to non-Party creditors under this Agreement.

(g) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid, legal, and effective and to achieve the intent of the Parties to the fullest extent possible and shall be enforced to the fullest extent permitted by law. Any term or provision of this Agreement, or the application thereof to any Party or circumstances, that is determined to any extent or for any reason to be invalid, illegal, or unenforceable in any jurisdiction, shall as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction or in any other circumstances.

(h) No Reliance. Each of the Parties hereby acknowledges that in entering into this Agreement, it has been represented by independent legal counsel and has not relied on any projections of costs, revenues, profits, or distributions; statements as to the possibility of future success; or other similar matters that may have been prepared by any other Party or any of its officers, directors, shareholders, agents, or affiliates. No rule of construction shall apply to the disadvantage of a Party because that Party or its legal counsel was responsible for the preparation of this Agreement or any part of it.

(i) Specific Performance. The Parties agree that it is impossible to measure in money the damages that would accrue to a Party by reason of a failure of any other Party to perform any of his or its obligations under this Agreement. Therefore, if any Party shall institute any action, claim, or legal proceeding to enforce the provisions of this Agreement, any Party against whom such action, claim, or legal proceeding is brought hereby waives the claim or defense that such first Party has an adequate remedy at law and this Agreement may be enforced by injunction or other equitable relief ordered by any court of competent jurisdiction.

(j) Fees and Expenses. Except as may otherwise be agreed between them, all costs and expenses incurred by each Party in connection with this Agreement, the consummation of the Closing, and the enforcement of this Agreement shall be paid by such Party. In any event, WRL and WRIL agree to pay to KYM and AT an aggregate amount of not less than US$5,000.

(k) Entire Agreement. This Agreement, including its Exhibits, constitutes the entire agreement among the Parties relating to the matters contained in and covered by this Agreement and, except as expressly provided herein, supersedes all prior oral and written and all contemporaneous oral agreements, arrangements, negotiations, commitments, statements, writings, understandings, and undertakings among the Parties with respect thereto.

(l) Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original, but all of which together constitute one (1) and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on this 1st day of September, 2004.

AT:		L’ARC TRIOMPHE LIMITED, an Isle of Man corporation
in the presence of:

By:	/s/ Lam Man Kuen	By:	/s/ Kwan Yan Ming
Name:	Lam Man Kuen	Name:	Kwan Yan Ming
		Title:	Director

WRIL:		WYNN RESORTS INTERNATIONAL, LTD., an Isle of Man corporation in the presence of:

By:	/s/ Marc H. Rubinstein	By:	/s/ Stephen A. Wynn
Name:	Marc H. Rubinstein	Name:	Stephen A. Wynn
		Title:	Director

WRL:		WYNN RESORTS, LIMITED, a Nevada corporation
in the presence of:

By:	s/ Marc H. Rubinstein	By:	/s/ Stephen A. Wynn
Name:	Marc H. Rubinstein	Name:	Stephen A. Wynn
		Title:	Chief Executive Officer

KYM:

in the presence of:

By:	/s/ Lam Man Kuen	/s/ Kwan Yan Ming
Name:	Lam Man Kuen	KWAN YAN MING, an individual